Exhibit 99.1

RANCHER ENERGY CORP.

DENVER, CO, August 19, 2014, RANCHER ENERGY CORP. (OTCQB: RNCH) announces that the Company sold 129,851,356 shares of restricted common stock to Terex Energy Corp. in a private placement for $1,300,000. Concurrently Don Walford was appointed as a director and CEO, President, and Chief Accounting Officer, and Jon Nicolaysen resigned as CEO, President, and Chief Accounting Officer. Martin Gottlob was appointed as a Director. Sid Overton and Mathijs van Houweninge resigned as Directors. The Company plans to continue in the Oil and Gas business.

Notice Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that such forward-looking statements involve risks and uncertainties, which include among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies including without limitation, other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

Contact Information:

Rancher Energy Corp.

Donald Walford, President

520 Zang St. Ste 250

Broomfield, CO 80021

Phone: (720) 502-4483

Email: Don@TerexEnergy.com